Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Gentium S.p.A. 2007 Stock Option Plan, for the registration of 1,000,000 of its American Depositary Shares, of our report dated April 27, 2007, with respect to the financial statements of Gentium S.p.A. included in its Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

Reconta Ernst & Young S.p.A.

/s/ Reconta Ernst & Young S.p.A.

Milan, Italy
October 4, 2007